CUSIP No. 46261V108	13G	Page 1 5 of 15 Pages

Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(f)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 14, 2006

APV Technology Partners II, L.P.		APV Technology Partners, L.P.

By:	APV Management Co. II, LLC, its General Partner	By:	APV Management Co., LLC, its General Partner

By:	Managing Members	By:	Managing Members

	/s/ William J. Stewart		/s/ William J. Stewart
	William J. Stewart		William J. Stewart

	/s/ Peter G. Bodine		/s/ Peter G. Bodine
	Peter G. Bodine		Peter G. Bodine

	/s/ Spencer C. Tall		/s/ Spencer C. Tall
	Spencer C. Tall		Spencer C. Tall

APV Technology Partners, L.P.

By:	APV Management Co., LLC, its General Partner	WPS, LLC

By:	Managing Members	By:	Managing Members

	/s/ William J. Stewart		/s/ William J. Stewart
	William J. Stewart		William J. Stewart

	/s/ Peter G. Bodine		/s/ Peter G. Bodine
	Peter G. Bodine		Peter G. Bodine

	/s/ Spencer C. Tall		/s/ Spencer C. Tall
	Spencer C. Tall		Spencer C. Tall